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                                                                     EXHIBIT 5.1


                                                    Deere & Company
                                                    One John Deere Place
                                                    Moline, IL 61265 USA
                                                    Phone: 309 765 4675 Fax:
                                                    309 765 4735
                                                    Email:
                                                    jenkinsjamesr@johndeere.com

                                                    James R. Jenkins
                                                    Senior Vice President and
                                                    General Counsel

13 August 2001

Board of Directors
Deere & Company
One John Deere Place
Moline, Illinois 61265

        RE: Deere & Company Registration Statement on Form S-4

Ladies and Gentlemen:

   I am Senior Vice President and General Counsel of Deere & Company, a Delaware corporation (the "Company"). This opinion is being furnished in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

   The Registration Statement relates to the proposed issuance by the Company of up to 3,787,726 shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 29, 2001, by and among Richton International Corporation ("Richton"), the Company and Green Mergersub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub").

   The Merger Agreement provides, among other things, for the merger (the "Merger") of Richton with and into Mergersub and the issuance of the Shares to the stockholders of Richton. The Registration Statement includes a proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to the stockholders of Richton in connection with their approval of the Merger.

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

   In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Registration Statement on Form S-4 (File No. 333-65070), including the Proxy Statement/Prospectus; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Bylaws of the Company, as presently in effect; (v) the Merger Agreement; and (vi) certain resolutions of the Board of Directors of the Company relating to the Merger Agreement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.
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Board of Directors
Deere & Company
13 August 2001
Page 2


   In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

   For purposes of this opinion, I have assumed that prior to the issuance of any of the Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) Richton stockholders will have approved, by all required votes, the Merger Agreement and the Merger;
(iii) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware; and (iv) the certificates representing the Shares will have been duly executed by an authorized officer of the transfer agent and registrar for the Common Stock and will have been registered by such transfer agent and registrar for the Common Stock and will conform to the specimen thereof examined by me.

   I am admitted to the Bar of the States of Michigan and Illinois, and I express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

   Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my name under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ James R. Jenkins, Esq.
                                          -------------------------------------
                                          James R. Jenkins, Esq.